                                                                    EXHIBIT 99.5

================================================================================

                            UNUMPROVIDENT CORPORATION

                                       to

                               JPMORGAN CHASE BANK
                  (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK),
                                   as Trustee

                                   ----------

                                     FORM OF

                          FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of May [ ], 2003

                             SENIOR DEBT SECURITIES

                                   ----------

                Supplement to Indenture dated as of March 9, 2001

================================================================================

        FOURTH SUPPLEMENTAL INDENTURE, dated as of May [ ], 2003 (the "Fourth Supplemental Indenture"), by and between UNUMPROVIDENT CORPORATION, a Delaware corporation (the "Company"), having its principal office at 1 Fountain Square, Chattanooga, Tennessee 37402, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as trustee (the "Trustee"), having a Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as Trustee under the Indenture.

        WHEREAS, the Company and the Trustee have as of March 9, 2001 entered into an Indenture (the "Base Indenture") providing for the issuance by the Company from time to time of its senior debt securities;

        WHEREAS, the Company issued a series of 7.625% senior notes due 2011 under the Base Indenture and First Supplemental Indenture dated as of March 9, 2001;

        WHEREAS, the Company issued a series of 7.375% senior debentures due 2032 under the Base Indenture and Second Supplemental Indenture dated as of June 18, 2002;

        WHEREAS, the Company issued a series of 7.250% Public Income Notes (PINES(R)) due 2032 under the Base Indenture and the Third Supplemental Indenture dated as of June 25, 2002;

        WHEREAS, the Company desires to issue a fourth series of senior debt securities under the Base Indenture, and has duly authorized the creation and issuance of such senior debt securities and the execution and delivery of this Fourth Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described (the Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture is hereinafter referred to as the "Indenture");

        WHEREAS, the Company and the Trustee deem it advisable to enter into this Fourth Supplemental Indenture for the purposes of establishing the terms of such senior debt securities and providing for the rights, obligations and duties of the Trustee with respect to such senior debt securities;

        WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

        WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

        WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.    Definition of Terms.

        Unless otherwise provided herein or unless the context otherwise requires:

        (a) a term defined in the Base Indenture has the same meaning when used in this Fourth Supplemental Indenture;

        (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

        (c)     the singular includes the plural and vice versa;

        (d) headings are for convenience of reference only and do not affect interpretation;

        (e) the following terms have the meanings given to them in the Purchase Contract Agreement (as defined below): Failed Remarketing; Last Failed Remarketing; Normal Units; Purchase Contract Agent; Remarketing Agent, Remarketing Agreement; Remarketing Date; Remarketing Value; Separate Notes; Settlement Date, Subsequent Remarketing Date and Underwriting Agreement;

        (f)     the following terms have the meanings given to them in this
Section 1.1(f):

                "Global Note" shall mean a Global Security representing the Notes.

                "Interest Rate" shall have the meaning set forth in Exhibit A.

                ["Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 3,000,000 Normal Units.]

                "Purchase Contract Agreement" shall mean the Purchase Contract Agreement, dated as of May [ ], 2003, between the Company and JPMorgan Chase Bank, as purchase contract agent.

                "Reset Agent" means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

                "Reset Date" shall mean the date following the Remarketing Date or a Subsequent Remarketing Date, as applicable, on which the trades in a successful remarketing of the Notes pursuant to the Purchase Contract Agreement and the Remarketing Agreement settle.

                "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Reset Agent, that the Notes shall bear in order for the Notes to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of at least 100.25% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Notes are held as components of Normal Units and will be remarketed.

                                   ARTICLE II

                              CREATION OF THE NOTES

Section 2.1.    Designation of Series.

        Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of its senior debt securities designated as the [ ]% Senior Notes due 2008 (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

Section 2.2.    Form of Notes.

        The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the Notes shall be [ ], 2008.

Section 2.3.    Interest and Interest Rate Reset.

        (a) Each Note will bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of [ ]% per annum (the "Interest Rate") up to but excluding the Reset Date; provided that in the event that a Last Failed Remarketing occurs, each Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement, each Note shall bear interest at the Reset Rate from and including the Reset Date to the date on which the principal of the Notes is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on the Notes initially shall be payable quarterly in arrears on [ ], [ ], [ ] and [ ] of each year (each, an "Interest Payment Date"), commencing [ ], 2003, through and including [ ], 2006 and then semi-annually in arrears on the Interest Payment Dates of [ ] and [ ] of each year, commencing [ ], 2006, until the principal thereof is paid or made available for payment.

        (b) The amount of interest payable for any period on any Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual, as applicable, period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Section 2.4.    Limit on Amount of Notes.

        The Notes will be limited in aggregate principal amount to $500,000,000, which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Notes pursuant to the Base Indenture[ and which amount may be increased by up to $75,000,000 in the event the Over-Allotment option is exercised].

Section 2.5.    Nature of Notes/Minimum Denomination

        (a) The Notes shall constitute senior unsecured obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

        (b)     The Notes shall be issuable only in registered form and without coupons in denominations of $1,000 and any integral multiples thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit.

Section 2.6.    No Sinking Fund.

        The Notes do not have the benefit of any sinking fund obligation.

Section 2.7.    Issuance of Notes and Payment.

        (a)     The Notes, on original issuance, shall be issued in the form of
(i) one or more definitive, fully registered Notes registered initially in the name of JPMorgan Chase Bank, as Purchase Contract Agent and (ii) one fully registered Global Note registered in the name of The Depository Trust Company ("DTC"), as Depository, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Notes represented thereby (or such other accounts as they may direct).

        (b) The principal of and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for the payment of public or private debts; provided that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

Section 2.8.    Global Note.

        (a)     DTC shall serve as the initial Depository for the Global Note.

        (b) Unless and until it is exchanged for definitive Notes in registered form in accordance with the terms of the Base Indenture, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

Section 2.9.    No Additional Amounts.

        No Additional Amounts shall be payable with respect to the Notes.

Section 2.10.   Defeasance.

        The defeasance provisions of Article Fourteen of the Base Indenture shall not apply to the Notes.

Section 2.11.   Redemption.

        If certain events specified in Exhibit A attached hereto shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time at the redemption price and in accordance with the terms and conditions set forth in Exhibit A.

Section 2.12.   Remarketing.

        The Notes may be remarketed at a specified price on certain dates, all as specified in Exhibit A and in Section 5.4(b) of the Purchase Contract Agreement and Section 4.5(d) of the Pledge Agreement.

                                   ARTICLE III

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 3.1.    Appointment of Trustee.

        Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Fourth Supplemental Indenture. By execution, acknowledgment and delivery of this Fourth Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Fourth Supplemental Indenture.

Section 3.2.    Rights, Powers, Duties and Obligations of the Trustee.

        Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                   ARTICLE IV

                             ORIGINAL ISSUE OF NOTES

Section 4.1.    Original Issue of Notes.

        Notes in the aggregate principal amount of $500,000,000 [(which amount may be increased by up to $75,000,000 in the event the Over-Allotment Option is exercised)] may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order. The Issue Date of the Notes shall be May [ ], 2003.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1.    Application of Fourth Supplemental Indenture.

        Each and every term and condition contained in the Fourth Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities.

Section 5.2.    Benefits of Fourth Supplemental Indenture.

        Nothing contained in this Fourth Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this Fourth Supplemental Indenture.

Section 5.3.    Effective Date.

        This Fourth Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 5.4.    Governing Law.

        THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 5.5.    Counterparts.

        This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.6.    Ratification of Base Indenture.

        The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                                      UNUMPROVIDENT CORPORATION,
                                                            as Issuer

                                                      By:
                                                         -----------------------
                                                         Name:
                                                         Title:

[Corporate Seal]

Attest:

--------------------------------
Name:
Title:

                                                      JPMORGAN CHASE BANK
                                                      (FORMERLY KNOWN AS THE
                                                      CHASE MANHATTAN BANK),
                                                          as Trustee

                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title:

Attest:

--------------------------------
Name:
Title:

                   EXHIBIT A TO FOURTH SUPPLEMENTAL INDENTURE

                                  FORM OF NOTE

        [If the Note is a Global Note, insert - THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

        UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

        [If the Depository is The Depository Trust Company, insert - UNLESS THIS
NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & Co., HAS AN INTEREST HEREIN.]

No.

CUSIP No.  [    ]                                                 $_____________

                            UNUMPROVIDENT CORPORATION
                            [ ]% SENIOR NOTE DUE 2008

        UNUMPROVIDENT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, the principal sum of ______________ United States dollars (U.S.$________) on [ ], 2008 (such date is hereinafter referred to as the "Stated Maturity"), and to pay interest thereon, from May [ ], 2003, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, initially at the rate of [ ]% per annum (the "Interest Rate") up to, but excluding, the Reset Date; provided that in the event a Last Failed Remarketing occurs, this Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement, this Note shall bear interest at the Reset Rate, from and including the Reset Date to the date on which principal hereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note initially shall be payable quarterly in arrears on [ ], [ ], [ ] and [ ] of each year (each, an "Interest Payment Date"), commencing [ ], 2003 through and including [ ], 2006, and then semi-annually in arrears on the Interest Payment Dates of [ ] and [ ] of each year, commencing on [ ], 2006, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be, so long as the Notes are represented by a Global Note, the Business Day prior to the relevant Interest Payment Date, and in case the Notes are no longer represented by a Global Note, the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Chattanooga, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by wire transfer to a Dollar account. The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

        Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof or an Authentication Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

Dated:

                                                      UNUMPROVIDENT CORPORATION

                                                      By:
                                                         -----------------------
                                                         Name:
                                                         Title:

[Corporate Seal]

Attest:

--------------------
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:

                                                      JPMORGAN CHASE BANK
                                                      (FORMERLY KNOWN AS THE
                                                      CHASE MANHATTAN BANK),
                                                          as Trustee

                                                      By:
                                                         -----------------------
                                                         Authorized Officer

                                [FORM OF REVERSE]

        This Note is one of a duly authorized issue of securities of the Company designated as its "[ ]% Senior Notes due 2008" (herein sometimes referred to as the "Securities"), initially limited in aggregate principal amount to $500,000,000 [(which amount may be increased by up to $75,000,000 in the event the Over-Allotment Option is exercised)], issued and to be issued under and pursuant to an Indenture, dated as of March 9, 2001 (the "Base Indenture"), duly executed and delivered between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), and a Fourth Supplemental Indenture, dated as of May [ ], 2003, between the Company and the Trustee (such Base Indenture as amended and supplemented by the Fourth Supplemental Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The Notes of this series are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        The Securities of this series were initially issued as components of the Company's [ ]% Adjustable Conversion-Rate Equity Security Units that are in the form of Normal Units, each such Normal Unit initially consisting of (a) a stock purchase contract (each, a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on [ ], 2006, a specified number of newly issued shares of common stock, par value $0.10 per share, of the Company and
(ii) the Company will pay to the holder quarterly contract adjustment payments and (b) a 1/40, or 2.5%, ownership interest in a Security of this series of $1,000 principal amount. In accordance with the terms of the Purchase Contract Agreement, on their initial issuance, the Securities of this series were pledged by the Purchase Contract Agent, on behalf of the holders of the Normal Units, to BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of May [ ], 2003 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such holders' obligations to purchase shares of common stock of the Company under the Purchase Contracts. Pursuant to the Remarketing Agreement, the Remarketing Agent shall use its commercially reasonable best efforts to remarket the Securities of this series that are included in Normal Units at a specified price on certain dates, all as specified in Section 5.4(b) of the Purchase Contract Agreement. Pursuant to
Section 4.5(d) of the Pledge Agreement, Holders of all other Securities of this series may elect to have such Securities remarketed in accordance with the procedures set forth therein.

        If a Special Event (as herein defined) shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time ("Special Event Redemption") at the Redemption Price (as herein defined). If such Special Event Redemption occurs prior to a successful remarketing pursuant to Section 5.4 of the Purchase

Contract Agreement, the Redemption Price payable with respect to the Notes pledged to the Collateral Agent under the Pledge Agreement will be paid to the Collateral Agent on the Special Event Redemption Date on or prior to 12:00 p.m., New York City time, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Notes pledged to the Collateral Agent. In such event, the Collateral Agent shall apply such Redemption Price pursuant to the terms of the Purchase Contract Agreement and the Pledge Agreement.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption (the "Special Event Redemption Date") to each registered Holder of Notes of this Series to be redeemed at its registered address as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Special Event Redemption Date interest shall cease to accrue on such Notes of this Series.

        "Accounting Event" means the receipt at any time prior to the earlier of the date of any successful remarketing of the Notes pursuant to the Purchase Contract Agreement and the Remarketing Agreement and the Stock Purchase Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles," from the Company's independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules after May [ ], 2003, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the Notes.

        "Quotation Agent" means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by the Company.

        "Redemption Price" means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price (as herein defined) and whose denominator is the applicable Special Event Redemption Principal Amount (as herein defined).

        "Special Event" means either a Tax Event or an Accounting Event.

        "Special Event Redemption Principal Amount" means (i) in the case of a Special Event Redemption Date occurring prior to a successful remarketing of the Notes pursuant to the Purchase Contract Agreement, the aggregate principal amount of Notes included in Normal Units on such date, and (ii) in the case of a Special Event Redemption Date occurring after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or the Stock Purchase Date, the aggregate principal amount of the Notes.

        "Tax Event" means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced such matters (which may be Alston & Bird LLP), to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes on the next Interest Payment Date will not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation, pronouncement or application that provides for a position with respect to such laws or regulations that differs from the generally accepted position on May [ ], 2003, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after May [ ], 2003.

        "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.

        "Treasury Portfolio" means: (i) if a Special Event Redemption occurs prior to a successful remarketing of the Notes pursuant to the provisions of the Purchase Contract Agreement, a portfolio (A) of zero coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to [ ], 2006 in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before [ ], 2006, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount on such date if the interest rate of the Notes were not reset on the Reset Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Special Event Redemption Date occurring after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement on [ ], 2006, a portfolio (A) of zero coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Maturity Date in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before the Maturity Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount of the Notes Outstanding on the Special Event Redemption Date.

        No sinking fund is provided for the Notes.

        In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

        In case an Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

        As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes that are Outstanding a direction inconsistent with such request, and (iv) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Chattanooga, Tennessee (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

        Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

        [If Note is a Global Note, insert - This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 305 of the Base Indenture on transfers and exchanges of Global Notes.]

        THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -     as tenants in common

TEN ENT           -     as tenants by the entireties (Cust)

JT TEN            -     as joint tenants with right of survivorship and not as
                        tenants in common

UNIF GIFT MIN ACT -     ___________ Custodian ________________
                                                  (Minor)

                        under Uniform Gifts to Minors Act ___________
                                                            (State)

        Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    (Insert address and zip code of assignee)

agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

                                            Signed: ___________________________

                                            Signature Guarantee:

       (Sign exactly as your name appears on the other side of this Note)

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.